POWER OF ATTORNEY
For Executing Forms 3, 4 and 5


	Know all by

these presents, that the undersigned hereby constitutes and appoints each of Kathryn L. Leach, Christopher R. Dollase and Hal J. Leibowitz signing singly, his or her true and lawful attorney-in-fact to:
	(1)	execute
on
behalf of the undersigned Forms 3, 4 and 5 in accordance with Section
16(a)
of the Securities Exchange Act of 1934, as amended, and the rules thereunder;
	(2)	perform all acts on behalf of the undersigned that
may
be necessary or desirable to complete the execution of any such Forms
3, 4
and 5 and the timely filing of such forms with the United States
Securities
and Exchange Commission and any other authority; and

	(3)	take any other
action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.

	The undersigned hereby grants to each
such attorney-in-fact full power
and authority to perform every act and
thing whatsoever requisite,
necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys in fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.
	IN WITNESS WHEREOF, the undersigned has caused this
Power of Attorney to be executed as of this 28th day of December, 2005.



					/s/Robert P. Nault 							----------------------


					Name:
Robert P. Nault